EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-193458) on Form S-1 of AmpliPhi Biosciences Corporation of our report dated April 15, 2014, except for note 14, as to which date is September 2, 2014, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Prospectus Summary – Our Risks”, “Risk Factors – Risks Related to Our Business” and “Experts” in such Prospectus.

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/s/ PBMares, LLP

Richmond, Virginia

December 23, 2014